                            SCHEDULE 14A INFORMATION
                            ------------------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X]   Filed by the Registrant
[_]   Filed by a Party other than the Registrant

Check the appropriate box:
[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to (S)240.14a-12

                              CHENIERE ENERGY, INC.
                              ---------------------
                (Name of Registrant as Specified In Its Charter)

        ---------------------------------------------------------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

      2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

      4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

      5)  Total fee paid:

          ----------------------------------------------------------------------

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

          ----------------------------------------------------------------------

      2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

      3)  Filing Party:

          ----------------------------------------------------------------------

      4)  Date Filed:

          ----------------------------------------------------------------------

                              CHENIERE ENERGY, INC.
                               Three Allen Center
                           333 Clay Street, Suite 3400
                            Houston, Texas 77002-4102
                                  713/659-1361

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held June 12, 2003

     Notice is hereby given that the annual meeting of stockholders of Cheniere Energy, Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 12, 2003, at 10:00 a.m., at Three Allen Center, 333 Clay Street, Suite 3400, Houston, Texas, for the following purposes:

1. To elect a Board of six directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2. To approve a proposed amendment to the Company's 1997 Stock Option Plan to increase the number of shares of common stock subject to the Plan from 2,000,000 to 2,500,000.

3. To appoint Mann Frankfort Stein & Lipp CPAs, L.L.P. as independent accountants for the Company for the fiscal year ending December 31, 2003; and

4. To consider and act upon such other business as may properly be presented to the meeting or any adjournment thereof.

     A record of stockholders has been taken as of the close of business on April 15, 2003, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting or any adjournment thereof. All stockholders of the Company are invited to attend the meeting. The Board of Directors, however, requests that you promptly sign, date and mail the enclosed proxy, even if you plan to be present at the meeting. If you attend the meeting, you can either vote in person or by your proxy. Please return your proxy in the enclosed, postage-paid envelope.

                                    By order of the Board of Directors,

                                       /S/ DON A. TURKLESON
                                       --------------------
                                       Don A. Turkleson
                                       Secretary

April 28, 2003

                              CHENIERE ENERGY, INC.
                               Three Allen Center
                           333 Clay Street, Suite 3400
                            Houston, Texas 77002-4102
                                  713/659-1361

                                 PROXY STATEMENT

         This Proxy Statement and the enclosed proxy are being mailed to stockholders of Cheniere Energy, Inc., a Delaware corporation (the "Company"), commencing on or about April 30, 2003. The Company's Board of Directors is soliciting proxies to be voted at the Company's annual meeting of stockholders to be held in Houston, Texas on Thursday, June 12, 2003 and at any adjournment thereof, for the purposes set forth in the accompanying notice.

         The shares covered by a proxy, if such is properly executed and received prior to the meeting, will be voted in accordance with the directions specified thereon regarding election of directors, proposed amendment to the Company's 1997 Stock Option Plan to increase the number of shares of common stock subject to the Plan from 2,000,000 to 2,500,000 and appointment of Mann Frankfort Stein & Lipp CPAs, L.L.P. as independent accountants, and with respect to any other matters which may properly come before the meeting, in accordance with the judgment of the persons designated as proxies. A proxy may be revoked at any time before it is exercised by giving written notice to, or filing a duly executed proxy bearing a later date with, the Secretary of the Company, or by voting in person at the meeting.

         Management expects that the only matters to be presented for action at the meeting will be the election of directors, approval of the proposed amendment to the Company's 1997 Stock Option Plan to increase the number of shares of common stock subject to the Plan from 2,000,000 to 2,500,000 and appointment of Mann Frankfort Stein & Lipp CPAs, L.L.P. as independent accountants.

         At the close of business on April 15, 2003, the record date for determining the stockholders entitled to notice of and to vote at the meeting (the "Record Date"), there were outstanding and entitled to vote 14,047,393 shares of the Company's common stock, par value $.003 per share ("Common Stock"). Each share of Common Stock entitles the holder to one vote on all matters presented at the meeting.

         The Company will bear the costs of soliciting proxies in the accompanying form. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies in person or by telephone.

                              ELECTION OF DIRECTORS

Nominees

         At the meeting, six nominees are to be elected to the Company's Board of Directors, each director to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Unless your proxy specifies otherwise or withholds authority to vote for one or more nominees named thereon and described below, it is intended that the shares represented by your proxy will be voted for the election of these six nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable.

         One of the directors elected at the annual meeting of stockholders held on May 23, 2002 will be resigning from the Board of Directors at the annual meeting of stockholders to be held on June 12, 2003. Charles M. Reimer, who was President and Chief Executive Officer of the Company until resigning those positions on December 18, 2002, has served as a director since April 1998. Mr. Reimer resigned his positions with the Company to join Freeport LNG Development, L.P. as its President and Chief Operating Officer. Cheniere would like to thank Mr. Reimer for his service to the Company.

                 Director Nominee  Director Since   Age            Position
               ------------------- --------------   ---  -----------------------------
               Nuno Brandolini          2000        49             Director

               Keith F. Carney          2001        46             Director

               Paul J. Hoenmans         2001        70             Director

               John K. Howie            2000        44             Director

               Charif Souki             1996        50     Director, Chairman of the
                                                             Board of Directors,
                                                             President and Chief
                                                              Executive Officer

               Walter L. Williams       1996        75    Director and Vice Chairman
                                                          of the Board of Directors

         Nuno Brandolini is currently a director and a member of the Audit Committee. Mr. Brandolini has served as Chairman and Chief Executive Officer of Scorpion Holdings, Inc. since 1995. Prior to forming Scorpion Holdings, Mr. Brandolini served as Managing Director of Rosecliff, Inc., a leveraged buyout fund co-founded by Mr. Brandolini in 1993. Before joining Rosecliff, Mr. Brandolini was a Vice President at Salomon Brothers, Inc. where he was an investment banker involved in mergers and acquisitions in the Financial Entrepreneurial Group. Mr. Brandolini has also worked for Lazard Freres in New York and was President of The Baltheus Group, a merchant banking firm, and Executive Vice President of Logic Capital Corp., a venture capital firm. He currently serves on the Board of private and public companies such as Arabella, Pac Pizza LLC, Sonex Research, The Original San Francisco Toymakers and WalkAbout Computers. Mr. Brandolini was awarded a law degree by the University of Paris, and received an M.B.A. from the Wharton School.

         Keith F. Carney is currently a director and Chairman of the Compensation Committee. Mr. Carney served as Chief Financial Officer and Treasurer of the Company from July 1996 through November 1997 and Executive Vice President from 1997 through August 2001. Since October 2001, Mr. Carney has been President of Dolomite Advisors, LLC, a manager of energy investment funds. At that time he was elected a director to Cheniere. Mr. Carney also served as a member of the Audit Committee from 2001 until April 15, 2003. Prior to joining Cheniere, Mr. Carney was a securities analyst in the oil and gas exploration/production sector with Smith Barney, Inc. from 1992-1996. From 1982-1990 he was employed by Shell Oil as an exploration geologist, with assignments in the Gulf of Mexico, the Middle East and other areas. He received an M.S. in geology from Lehigh University in 1982 and an M.B.A.-Finance from the University of Denver in 1992.

         Paul J. Hoenmans is currently a director for Cheniere and a member of the Compensation Committee and the Audit Committee. Mr. Hoenmans has over 22 years of senior executive level experience in the industry. During that time he has served Mobil Oil Corporation in various executive capacities, most recently as Director and Executive Vice President, until 1997, with overall responsibility for policy, strategy, performance, and stakeholder contact. From 1986 through 1996 he served as the President of Mobil Oil Corporation's Exploration & Producing Division, with worldwide responsibility for upstream operations. Mr. Hoenmans has held various other positions of senior executive level responsibility with Mobil since 1975, over both upstream and downstream operations worldwide throughout the Americas, Africa, Southeast Asia, the Middle East, Europe, and Scandinavia. Mr. Hoenmans is also currently serving as a director of Talisman Energy, Inc.

         John K. Howie is currently a director of the Company, Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Howie has served as a Vice President of EnCap Investments, LLC since July 1999. From January 1994 until July 1999 he was a Senior Investment Associate at Range Resources Corporation (previously Domain Energy Corporation) and an Acquisition Coordinator with Domain Energy Corporation (previously Tenneco Ventures). Prior to this he was a Senior Petroleum Engineer with Apache Corporation. Mr. Howie received a Bachelor of Science in Chemical Engineering from New Mexico State in December 1981.

         Charif Souki, a co-founder of Cheniere, is currently Chairman of the Board of Directors of the Company, President and Chief Executive Officer. Mr. Souki is an independent investment banker with 20 years of experience in the industry. In the past few years he has specialized in providing financing for promising microcap and small capitalization companies with an emphasis on the oil and gas industry. Mr. Souki received his B.A. from Colgate University and his M.B.A. from Columbia University. He also serves on the board of directors of Gryphon Exploration Company, a privately held affiliate of Cheniere.

         Walter L. Williams is currently Vice Chairman and a director of the Company. Prior to joining the Company, Mr. Williams spent 32 years as a founder and later Chairman and Chief Executive Officer of Texoil, Inc., a publicly held Gulf Coast exploration and production company. Prior to that time, he was an independent petroleum consultant. Mr. Williams received a B.S. in petroleum engineering from Texas A&M University and is a Registered Engineer in Louisiana and Texas. He has served as a director and member of the Executive Committee of the Board of the Houston Museum of Natural Science.

Board and Committee Activity and Structure

         The Company's operations are managed under the broad supervision and direction of the Board of Directors, which has the ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain Board functions are discharged by the Board's standing Audit and Compensation Committees. Members of the Audit and Compensation Committees for a given year are selected by the Board following the annual stockholders' meeting. The Board of Directors does not have a standing nominating committee or other committees performing similar functions. During the fiscal year ended December 31, 2002, the Company's Board of Directors held eight meetings, and in addition there were two written consents in lieu of meetings, and each incumbent member of the Board attended or participated in at least 75% of the aggregate number of
(i) Board meetings and (ii) committee meetings held by all committees of the Board on which he served during his period of service as a director in the year 2002.

         The Audit Committee annually recommends independent accountants for appointment by the Board of Directors, reviews the services to be performed by the independent accountants, and receives and reviews the reports submitted by them. The committee also determines the duties and responsibilities of the Company for the operation of its internal control system and receives and reviews reports submitted by the Chief Financial Officer. The Audit Committee held five meetings during the fiscal year ended December 31, 2002. The committee's members during 2002 were: Nuno Brandolini, Keith F. Carney and John
K. Howie. Mr. Carney served as Chairman until November 20, 2002, when Mr. Howie was named Chairman of the Audit Committee. Effective April 15, 2003, Mr. Carney withdrew from the Audit Committee, and the open position was filled by Mr. Hoenmans. See "Report of the Audit Committee."

         The Compensation Committee reviews and approves the salaries and other compensation for the executive officers of the Company. The Compensation Committee also determines the eligible persons to whom stock options may be granted, the time or times at which options shall be granted, the number of shares of common stock subject to each option, the exercise price for the purchase of shares subject to each option, the time or times when each option shall become exercisable and the duration of the exercise period. The committee also has discretionary authority to interpret the stock option plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each stock option agreement, and to make all determinations necessary or advisable in administration of the plan. The Compensation Committee met four times during 2002. The committee's members during 2002 were: Keith F. Carney, Paul J. Hoenmans and John K. Howie. Mr. Howie served as Chairman until November 20, 2002, when Mr. Carney was named Chairman of the Compensation Committee.

Director Compensation

         During the fiscal year ended December 31, 2002, directors received no cash remuneration for serving on the Board of Directors of the Company, nor were they compensated for attending Board or committee meetings. From time to time, outside members of the Board of Directors (those who do not serve as executive officers of the

Company) are compensated for their services to the Company through the grant of options to purchase Common Stock of the Company.

         In December 2002, the Board of Directors granted options to purchase 20,000 shares of Common Stock to each of its outside directors, Messrs. Brandolini, Carney, Howie and Hoenmans, in recognition of their service to the Company. The options vested fully on the date of grant and are not contingent upon the Company's achievement of earnings goals. The options are exercisable at a price of $1.25 per share, the closing market price on The American Stock Exchange on the date of the grants. The options expire five years from the date of grant.

         The Board of Directors recommends a vote FOR the election of the six nominees as directors of the Company, to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

                  PROPOSED AMENDMENT TO 1997 STOCK OPTION PLAN
                   INCREASING NUMBER OF SHARES SUBJECT TO PLAN

         The Company's Board of Directors has approved and declared the advisability of amending the Company's 1997 Stock Option Plan (the "Plan") to increase the total number of shares of Common Stock subject to the Plan from 2,000,000 to 2,500,000. The amendment would change the first sentence of Article V Section 5.1 to read:

                  "Subject to adjustment pursuant to the provisions of Section
                  5.2 hereof, the maximum number of shares of Common Stock which may be issued and sold hereunder shall be 2,500,000."

         The purpose of the Plan is to advance the interests of the Company and its stockholders and subsidiaries by attracting, retaining and motivating the performance of selected directors, officers, and employees of the Company of high caliber and potential upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, and to encourage and enable such directors, officers, and employees to acquire and retain a proprietary interest in the Company by ownership of its stock. The purpose of the amendment is to provide the Company with maximum flexibility and additional resources with which to achieve the objectives of the Plan.

         General and Administration. The Plan provides for the grant of Nonqualified Stock Options and Incentive Stock Options (collectively, "Options"). It is administered by a committee (the "Committee") comprised solely of directors, each of whom is a "non-employee director" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), as selected by the Board of Directors; provided, however, with respect to any Nonqualified Stock Options for directors who are Committee members, the Board of Directors shall function in the capacity as the Committee under the Plan. The Committee will select the persons who, from time to time, will receive Options, the number that they are to receive, the Option price of the shares, the vesting date, and the expiration date.

         Shares of Stock Subject to Plan. Pursuant to the Plan, the Company may grant Options exercisable for up to 2,000,000 shares of Common Stock, which is proposed to be increased to 2,500,000. Those shares may be either authorized but unissued shares or shares held in the Company's treasury. If any outstanding Option terminates for any reason, the shares of Common Stock subject to the unexercised portion of such Option become available for new Option grants. The number of shares of Common Stock which may be issued under the Plan and pursuant to then outstanding Stock Options are subject to adjustments to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations, reorganizations or similar transactions. The market value of the Common Stock as of April 24, 2003 was $1.76 per share.

         Options. The two types of Options which the Committee may grant under the Plan are Nonqualified Stock Options and Incentive Stock Options. Incentive Options may only be granted to Eligible Persons who are considered employees of the Company or any Subsidiary. An Option will be effective on the date it is approved by the Committee unless the Committee specifies a later effective date. The Company and the Optionee shall enter into a Stock Option Agreement which details the terms and conditions of the Options granted. The Committee sets the

Option price; however, the Option price of an Incentive Stock Option shall not be less than 100% (110% in the case of certain 10% shareholders) of the fair market value of a share of Common Stock on the date of grant. A Nonqualified Stock Option that is intended to qualify as performance based compensation to an officer subject to Section 162(m) of the Code must be granted with an exercise price equal to 100% of the fair market value of a share of Common Stock on the grant date. An Option shall vest and become exercisable as stated in the applicable Stock Option Agreement, provided that the Optionee is an eligible Person on the applicable vesting dates. The Committee has sole discretion to accelerate any Option at any time. An Option must be exercised within ten years from the date of grant unless a shorter period is specified in the Stock Option Agreement.

         An Option may be exercised wholly or in part, in whole share increments, at any time within the period permitted for exercise. Only the Optionee may exercise an Option during the Optionee's lifetime, except that in the case of an Optionee who is legally incapacitated, the Option shall be exercisable by the Optionee's guardian or legal representative. Optionees may not transfer Options other than by will or the laws of descent and distribution.

         Tax Consequences to the Company. An Optionee does not recognize any income for federal tax purposes at the time a Nonqualified Stock Option is granted, and the Company is not then entitled to a deduction. When any Nonqualified Stock Option is exercised, the Optionee recognizes ordinary income in an amount equal to the difference between the fair market value of the shares on the exercise date and the exercise price of the Nonqualified Stock Option, and the Company generally recognizes a tax deduction in the same amount.

         The Company is not entitled to a tax deduction as the result of the grant or qualified exercise of an Incentive Stock Option. If an Optionee disposes of shares acquired upon exercise of an Incentive Stock Option within either two years after the date of its grant or one year after its exercise, the disposition is a disqualifying disposition and the Optionee will recognize ordinary income in the year of such disposition. The Company generally is entitled to a deduction in the year of the disqualifying disposition in an amount equal to the ordinary income recognized by the Optionee as a result of such disposition.

         Taxable compensation earned by certain named executive officers subject to Section 162(m) of the Code in respect of stock options is generally intended to satisfy the requirements for "qualified performance-based compensation," but no assurance can be provided that the Company will be able to satisfy these requirements in all cases, and the Company may, in its sole discretion, determine in one or more cases that it is in its best interest not to satisfy these requirements even if it is able to do so.

         Termination of Service. Unless otherwise provided in the Stock Option Agreement, if an Optionee dies after the date of grant, the executor or administrator of the Optionee's estate, or anyone to whom an outstanding Option has been validly transferred by will or the laws of descent and distribution, will have the right, within one year after the Optionee's death, to exercise any portion of the Option which was exercisable but unexercised at the time of the Optionee's death. If an Optionee's employment or other service with the Company or any Subsidiary is terminated due to permanent and total disability at any time after grant, the Optionee, or his legal guardian or representative, will have the right, within one year of the date of the Optionee's disability, to exercise any portion of the outstanding Option which was exercisable but unexercised at the time of the Optionee's termination due to disability. The period for exercise of an Option after the date of death or disability is limited by the maximum term set for exercise in the Stock Option Agreement. The Committee may determine at or after the grant to make any portion of an Option that is not exercisable at the date of death or disability immediately vested and exercisable. Unless otherwise provided in the Stock Option Agreement, if an Optionee's employment or other service with the Company or any Subsidiary is terminated for cause (as defined in the Plan), the Optionee's right to exercise any unexercised portion of any Option will terminate and all rights under any Option will cease. If an Optionee's employment or other service with the Company is terminated for any reason other than death, permanent and total disability, or for cause, the Optionee will have the right to exercise any Option to the extent it was exercisable and unexercised on the date of termination during the period which ends the earlier of 90 days after termination or the date that the Option expires.

         Change in Control. Upon a "Change in Control" (as defined in the Plan) of the Company, the unvested portion of every outstanding Option will become fully and immediately vested and an Optionee must surrender his or her Option and receive, for each share of Common Stock issuable under the Option outstanding at such time, a cash payment equal to the excess of the fair market value of the Common Stock at the time of the Change in Control over the Option price of the Common Stock. The vesting and cash payment described above will not occur if (i) the Change in Control was approved by at least two-thirds of the Board who were serving as such immediately prior to the transaction and (ii) provision has been made in connection with such transaction for (a) the continuation of the Plan and/or the assumption of such Options by a successor corporation (or a parent or subsidiary thereof) or (b) the substitution for such Options of new Options covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kinds of shares and exercise prices.

         Termination and Amendment. The Plan terminates in April 2007. The Board may, in its sole discretion and at any earlier date, terminate the Plan; provided, however, no termination of the Plan shall in any manner affect any Option already granted under the Plan without the consent of the Optionee or the permitted transferee of the Option. The Board may at any time and from time to time, amend or modify the Plan; however, no amendment or modification of the Plan shall in any manner affect any Option already granted under the Plan without the consent of the Optionee or the permitted transferee of the Option and certain amendments may require stockholder approval.

         Certain Securities Law Matters. The Company has registered under the Securities Act of 1933 the common stock reserved for issuance under the Plan on a registration statement on Form S-8 and intends to register the additional shares in the same fashion if the amendment to the Plan is approved.

             APPOINTMENT OF MANN FRANKFORT STEIN & LIPP CPAs, L.L.P.
                           AS INDEPENDENT ACCOUNTANTS

         The Board of Directors recommends to stockholders that the certified public accounting firm of Mann Frankfort Stein & Lipp CPAs, L.L.P. ("Mann Frankfort") serve as the Company's independent accountants for the fiscal year ending December 31, 2003. Mann Frankfort has served as the Company's independent accountants since November 2002 and has audited the financial statements of the Company for the fiscal year ended December 31, 2002.

         The Company anticipates that representatives of Mann Frankfort will participate in the annual meeting of stockholders, may make a statement if they desire to do so, and will be available to respond to appropriate questions concerning the Company's financial statements.

         The Board of Directors recommends a vote FOR appointment of Mann Frankfort Stein & Lipp CPAs, L.L.P. as independent accountants.

Changes in the Company's Certifying Accountant

         As previously reported in Item 4 of its Current Report on Form 8-K dated October 22, 2002 (the "8-K"), on October 17, 2002, the Company dismissed PricewaterhouseCoopers LLP ("PWC") as the Company's principal accountant and engaged Mann Frankfort as the principal accountant for the fiscal year ending December 31, 2002. The change in principal accountant was approved by the Audit Committee of the Company's Board of Directors.

         In connection with the audits of the Company's two fiscal years ended December 31, 2001, and the subsequent interim period through such dismissal, there were no disagreements between PWC and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PWC, would have caused them to make a reference thereto in their report on the financial statements for such year.

         The reports of PWC on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except the report on the consolidated financial statements as of and for the year ended December 31, 2001 included an explanatory paragraph regarding the existence of substantial doubt about the Company's ability to continue as a going concern, and the report on the consolidated financial statements as of and for the year ended December 31, 2000 included an explanatory paragraph regarding the recoverability of the Company's unevaluated oil and gas properties.

         The Company provided PWC with a copy of the disclosures made in Item 4 of the 8-K and requested that PWC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the statements made by the Company in Item 4 of the 8-K and, if not, stating the respects in which it did not agree. A copy of the letter from PWC to the Commission was attached to the 8-K as Exhibit 16.1 thereto.

         During the Company's two most recent fiscal years ending December 31, 2001 and through the date of the 8-K, the Company did not consult Mann Frankfort with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K promulgated by the Securities and Exchange Commission.

                                   MANAGEMENT

Executive Officers

         The following table sets forth the names, ages and positions of each executive officer of the Company, all of whom serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board:

            Name                   Age                                          Position
-----------------------------  -------------  ------------------------------------------------------------------
Charif Souki                        50        Chairman, President and Chief Executive Officer
Walter L. Williams                  75        Vice Chairman
Don A. Turkleson                    48        Vice President & Chief Financial Officer, Secretary & Treasurer
Jonathan S. Gross                   44        Vice President - Exploration

         Charif Souki has served as Chairman of the Board of Directors since June 1999. On December 18, 2002, Mr. Souki assumed the positions of President and Chief Executive Officer of the Company. From September 1997 until June 1999 he was Co-Chairman of the Board of Directors, and he served as Secretary of the Company from July 1996 until September 1997. Mr. Souki also served as a director of the Company throughout the year ended December 31, 2002. Further information regarding Mr. Souki is provided above under "Election of Directors--Nominees."

         Walter L. Williams has served as Vice Chairman of the Board of Directors since June 1999. He served as President and Chief Executive Officer of the Company from September 1997 until June 1999 and as Vice Chairman of the Board of Directors from July 1996 until September 1997. Mr. Williams served as a director of the Company throughout the year ended December 31, 2002. Further information regarding Mr. Williams is provided above under "Election of Directors--Nominees."

         Don A. Turkleson has served as Vice President and Chief Financial Officer, Secretary and Treasurer of Cheniere since December 1997. Prior to joining Cheniere in 1997, Mr. Turkleson was employed by PetroCorp Incorporated from 1983 to 1996, as Controller until 1986, then as Vice President - Finance, Secretary and Treasurer. From 1975 to 1983, he worked as a Certified Public Accountant in the natural resources division of Arthur Andersen & Co. in Houston. Mr. Turkleson received a B.S. in accounting from Louisiana State University in 1975. He is a director and past Chairman of the Board of Neighborhood Centers, Inc., a nonprofit organization.

         Jonathan S. Gross has served as Vice President-Exploration of Cheniere since October 2000. He served as Technology Manager of the Company from June 1999 through October 2000. Mr. Gross began his career in 1981 with Amoco Production Company as an exploration geophysicist. While at Amoco he held senior technical positions in both domestic and international basins. In 1998 he joined Zydeco Energy, Inc., where he served as economist, exploration risk specialist, and project manager. Mr. Gross received a Bachelor of Arts degree in geology from the University of Chicago, and he is a member of the American Association of Petroleum Geologists, the Society of Exploration Geophysicists, and the Houston Geological Society.

Executive Compensation

         The following table reflects all compensation received by the chief executive officer and by each of the other executive officers of the Company during the three years ended December 31, 2002, 2001 and 2000 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                               Long Term
                                              Annual Compensation         Compensation Awards
                                           ---------------------------- ------------------------
                                                                         Securities Underlying
Name and Principal Position         Year      Salary         Bonus          Options/SARs (#)
-----------------------------     -------- ------------ --------------- ------------------------
Charif Souki                  (1)    2002     $182,097               -                   50,000
Chairman, President and              2001     $125,000        $ 50,000                  120,000
Chief Executive Officer              2000     $120,000        $100,000                  112,500

Walter L. Williams                   2002     $150,000               -                   37,500
Vice Chairman                        2001     $150,000               -                   80,000
                                     2000     $127,500               -                   67,500

Charles M. Reimer             (2)    2002     $180,000               -                        -
Former President and                 2001     $180,000               -                  120,000
Chief Executive Officer              2000     $ 60,000               -                  362,500

Don A. Turkleson                     2002     $150,000               -                   25,000
Vice President,                      2001     $150,000               -                   80,000
Chief Financial Officer,             2000     $112,500               -                   67,500
Secretary and Treasurer

Jonathan S. Gross                    2002     $150,000               -                   25,000
Vice President - Exploration         2001     $150,000               -                   60,000
                                     2000     $120,000               -                   86,250

(1) In October 1998, Mr. Souki commenced providing consulting services to the Company pursuant to a Services Agreement and was compensated at a rate of $10,000 per month. Such rate was increased to $15,000 per month in November 2001 and to $20,000 per month in December 2002. Mr. Souki was awarded a bonus of $50,000 in November 2001. The timing of payment is contingent upon the occurrence of certain future events.

(2) Mr. Reimer resigned as President and Chief Executive Officer of the Company in December 2002.

Option Grants

         Stock options granted to Named Executives during the year ended December 31, 2002 are summarized in the following table:


                                        Individual Grants                                            Potential Realizable Value
---------------------------------------------------------------------------------------------------   at Assumed Annual Rates
                        Number of Securities          % of Total                                    of Stock Price Appreciation
                             Underlying              Options/SARs         Exercise or                     for Option Term
                            Options/SARs         Granted to Employees     Base Price   Expiration   -----------------------------
        Name                  Granted              in Fiscal Period        Per Share      Date             5%            10%
-------------------  ------------------------  -----------------------  -------------  -----------  --------------  -------------
Charif Souki                        50,000                19.6%             $ 1.25      12/19/07       $ 17,268        $ 38,157

Walter L. Williams                  37,500                14.7%             $ 1.25      12/19/07       $ 12,951        $ 28,618

Charles M. Reimer                        -                   -              $    -             -       $      -        $      -

Don A. Turkleson                    25,000                 9.8%             $ 1.25      12/19/07       $  8,634        $ 19,078

Jonathan S. Gross                   25,000                 9.8%             $ 1.25      12/19/07       $  8,634        $ 19,078

         Options granted to Named Executives during 2002 have a term of five years and vest 33% on each of the first three anniversaries of the date of grant.

         Outside members of the Board of Directors (those who do not serve as executive officers of the Company) are compensated for their services to the Company through the grant of options to purchase Common Stock of the Company.

Option Exercises and Year-End Values

         The following table sets forth information regarding unexercised options or warrants to purchase shares of Common Stock granted by the Company to Named Executives. No Named Executives exercised any Common Stock options during the fiscal year ended December 31, 2002.

                                      Number of Securities Underlying                     Value of Unexercised In-the-Money
                           Unexercised Options/SARs at December 31, 2002                Options/SARs at December 31, 2002 (1)
                           -------------------------------------------------------  -----------------------------------------------
          Name                           Exercisable                Unexercisable             Exercisable            Unexercisable
          ----                           -----------                -------------             -----------            -------------
Charif Souki                                119,167                      163,333                 $  8,800                $ 19,100

Walter L. Williams                          140,417                      119,583                 $  5,867                $ 12,858

Charles M. Reimer                           377,917                      113,333                 $  8,800                $ 17,600

Don A. Turkleson                            102,917                      107,083                 $  5,867                $ 12,483

Jonathan S. Gross                            91,562                       98,438                 $  4,400                $  9,550

(1) The value of unexercised options and warrants to purchase Common Stock at December 31, 2002 is calculated based upon The American Stock Exchange closing market price of $1.28 per share on December 31, 2002.

Equity Compensation Plan Disclosure Table

         The following table summarizes the Company's use of equity securities as a form of compensation for services rendered to the Company.

                                 Number of securities to be      Weighted-average         Number of securities
                                   issued upon exercise of       exercise price of       remaining available for
                                    outstanding options,       outstanding options,       future issuance under
                                     warrants and rights        warrants and rights     equity compensation plans
                                 ---------------------------- ------------------------ ----------------------------
Equity compensation plans
approved by security holders              1,983,611                 $   2.07                      16,389

Equity compensation plans not
approved by security holders                450,000                 $   2.92                           -
                                 ----------------------------                          ----------------------------
Total
                                          2,433,611                 $   2.22                      16,389
                                 ============================                          ============================

         The Company has issued warrants for the purchase of 450,000 shares of its common stock at exercise prices ranging from $1.20 to $11.50 per share as additional compensation for various services rendered to the Company, including assistance in private placements of equity securities, investor relations and marketing of LNG terminal capacity, as well as pursuant to the terms of an employment agreement.

Indemnification of Officers and Directors

         The Company's Certificate of Incorporation provides that the liability of directors for monetary damages shall be limited to the fullest extent permissible under Delaware law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.

         The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent possible under Delaware law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information with respect to the shares of Common Stock owned of record and beneficially as of April 15, 2003 by all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding Common Stock, by each director, nominee for director and Named Executive, and by all directors and executive officers as a group:

                                                             Amount and Nature of      Percent
                             Name                            Beneficial Ownership      of Class
     ----------------------------------------------------- ------------------------- -------------
     BSR Investments, Ltd.                                        1,295,078    (1)       9.2%
     Crest Financial Limited                                        750,000    (2)       5.3%
     Exploration Capital Partners 2000 Limited Partnership          715,000    (3)       5.1%
     Nuno Brandolini                                                283,750    (4)       2.0%
     Keith F. Carney                                                216,667    (5)       1.5%
     Jonathan S. Gross                                               99,334    (6)         *
     Paul J. Hoenmans                                                70,000    (7)         *
     John K. Howie                                                   57,500    (8)         *
     Charles M. Reimer                                              443,394    (9)       3.1%
     Charif Souki                                                   194,017   (10)       1.4%
     Don A. Turkleson                                               141,459   (11)       1.0%
     Walter L. Williams                                             161,042   (12)       1.1%
     All Directors and Officers as a group (9 persons)            1,667,163   (13)      10.7%

     * Less than 1%

(1) BSR Investments, Ltd. is controlled by Nicole Souki, the President of BSR and the mother of Charif Souki. Charif Souki disclaims beneficial ownership of the shares. Includes warrants to purchase 9,434 shares of the Company's Common Stock. BSR's address is c/o Harney, Westwood & Riegels, Box 71, Craigmuir Chambers, Road Town, Tortola, B.V.I.

(2) The address for Crest Financial Limited is 600 Travis, Suite 6800, Houston, Texas 77002.

(3) The address for Exploration Capital Partners 2000 Limited Partnership is 8375 West Flamingo Boulevard, Suite 200, Las Vegas, Nevada 89117.

(4) Includes 70,000 shares issuable upon exercise of currently exercisable options held by Mr. Brandolini. Also includes warrants to purchase 213,750 shares of Common Stock held by Arabella SA, of which Mr. Brandolini disclaims beneficial ownership. Mr. Brandolini serves as Chairman and Chief Executive Officer of Scorpion Holdings, Inc, which manages investments for Arabella SA. Mr. Brandolini also serves as a director of Arabella SA.

(5) Includes 4,167 shares issuable upon exercise of currently exercisable warrants and 187,500 shares issuable upon exercise of currently exercisable options held by Mr. Carney.

(6) Includes 334 shares issuable upon exercise of currently exercisable warrants, 91,562 shares issuable upon exercise of currently exercisable options and 4,688 shares issuable upon exercise of options which become exercisable within 60 days of the filing of this proxy statement. Excludes 93,750 shares issuable upon the exercise of options held by Mr. Gross but not exercisable within 60 days of the filing of this proxy statement.

(7) Includes 70,000 shares issuable upon exercise of currently exercisable options held by Mr. Hoenmans.

(8) Includes 57,500 shares issuable upon exercise of currently exercisable options held by Mr. Howie.

(9) Includes 386,251 shares issuable upon exercise of currently exercisable warrants. Excludes 113,333 shares issuable upon the exercise of warrants held by Mr. Reimer but not exercisable within 60 days of the filing of this proxy statement. In February 2003, all options held by Mr. Reimer were converted to an equivalent number of warrants with the same terms as had existed on the options.

(10) Includes 14,250 shares issuable upon exercise of currently exercisable warrants and 60,500 shares owned by Mr. Souki's wife. Also includes 119,167 shares issuable upon exercise of currently exercisable options.

     Excludes 163,333 shares issuable upon the exercise of options held by Mr. Souki but not exercisable within 60 days of the filing of this proxy statement. Does not include 1,285,644 shares nor warrants to purchase 9,434 shares of Cheniere Common Stock held by BSR Investments, Ltd. of which Charif Souki disclaims beneficial ownership. BSR Investments, Ltd. is controlled by Nicole Souki, the President of BSR Investments, Ltd. and the mother of Charif Souki.

(11) Includes 4,167 shares issuable upon exercise of currently exercisable warrants and 106,042 shares issuable upon exercise of currently exercisable options. Excludes 103,958 shares issuable upon the exercise of options held by Mr. Turkleson but not exercisable within 60 days of the filing of this proxy statement.

(12) Includes 143,542 shares issuable upon exercise of currently exercisable options and 10,000 shares owned by Mr. Williams' wife. Excludes 116,458 shares issuable upon the exercise of options held by Mr. Williams but not exercisable within 60 days of the filing of this proxy statement.

(13) Includes an aggregate of 845,313 shares issuable upon exercise of currently exercisable options, 4,688 shares issuable upon exercise of options which become exercisable within 60 days of the filing of this proxy statement and 622,919 shares issuable upon exercise of currently exercisable warrants. Excludes an aggregate of 590,832 shares issuable upon the exercise of options and warrants not exercisable within 60 days of the filing of this proxy statement.

                          REPORT OF THE AUDIT COMMITTEE

         The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

         During fiscal 2000, the Committee of the Board of Directors developed a written charter for the Committee, which was approved by the full Board. The complete text of the charter, which reflects standards set forth in SEC regulations and The American Stock Exchange rules, is reproduced in the appendix to the Company's 2001 proxy statement.

         The function of the Committee is to assist the Board in fulfilling its oversight responsibilities through regular or special meetings with management and the independent accountants on matters relating to:

          - the Company's financial reporting in the Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K,
          -    the Company's system of internal controls,
          -    the Company's relationship with its independent accountants,
          -    the Company's audit and accounting processes generally, and
          - the Company's systems and policies to comply with applicable laws and regulations.

         In carrying out this function, the Committee provides independent and objective oversight of the performance of the Company's financial reporting process, system of internal controls and legal and regulatory compliance system. The Committee provides for open, ongoing communication among the independent accountants, financial and senior management and the Board concerning the Company's financial and compliance position and affairs. The Committee has the power to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The Committee's responsibility is oversight, and it recognizes that the Company's management is responsible for preparing the Company's financial statements and complying with applicable laws and regulations. The persons who served as members of the Committee during the Company's 2002 fiscal year, other than Keith
F. Carney, are "independent directors" as defined within The American Stock Exchange rules. Mr. Carney served as Chief Financial Officer and Treasurer of the Company from July 1996 through November 1997 and as Executive Vice President from 1997 through August 2001. He left the Company to serve as President of Dolomite Advisors, LLC, a manager of energy investment funds. Mr. Carney has served on the Board since October 2001. In 2001, the Board determined that Mr. Carney's membership on the Audit Committee was required by the best interests of the Company and its stockholders because his experience as the chief financial officer of a public company made him the most highly qualified individual on the Board to serve on the Audit Committee. As a result of his employment with the Company during two of the last three years, Mr. Carney did not satisfy the definition of an "independent director" under The American Stock Exchange rules. However, because those rules allow one director who does not meet the definition to nevertheless serve on the Audit Committee, the Board appointed him to that position for the reason stated above. Effective April 15, 2003, Mr. Carney withdrew from the Audit Committee. The open position was filled by Mr. Hoenmans, and, as a result, all current members of the Audit Committee are "independent directors." The Board has determined that the Audit Committee membership includes "audit committee financial experts" as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. One of the "audit committee financial experts" on the Audit Committee is the current chairman of the committee, Mr. Howie. Mr. Howie is an "independent director" as defined within the American Stock Exchange rules.

         In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's independent accountants to review and discuss all audited financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards (SAS) No. 61 (Codification of Statements on Auditing Standards, AU 380) as amended by SAS 90. With respect to the Company's outside auditors, the Committee, among other things, discussed with Mann Frankfort Stein & Lipp CPAs, L.L.P. matters relating to its independence, including the written disclosures and the letter from the outside accountants provided to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Finally, the Committee continued to monitor the scope and adequacy of the Company's internal control system. On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                      Members of the Audit Committee
                                      John K. Howie, Chairman
                                      Nuno Brandolini
                                      Paul J. Hoenmans

         Pursuant to SEC rules, this section of this Proxy Statement does not constitute "soliciting material" and should not be deemed "filed" with the SEC and is not incorporated by reference into the Company's Annual Report on Form 10-K or any other future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

                          INDEPENDENT ACCOUNTANTS' FEES

Audit Fees

         Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP and Mann Frankfort Stein & Lipp CPAs, L.L.P. in connection with the audit of the Company's financial statements and reviews of interim financial statements for the fiscal year ended December 31, 2002 were $41,341 and $60,850, respectively.

Financial Information Systems Design and Implementation Fees

         During the fiscal year ended December 31, 2002, neither
PricewaterhouseCoopers LLP nor Mann Frankfort Stein & Lipp CPAs, L.L.P. rendered any professional services in connection with the design and implementation of financial information systems as used in paragraph (c) (4) (ii) of rule 2-01 of Regulation S-X.

All Other Fees

         In addition to the fees described above, aggregate fees of $130,736 and $1,275 were billed to the Company by PricewaterhouseCoopers LLP and Mann Frankfort Stein & Lipp CPAs, L.L.P., respectively, for the fiscal year ended December 31, 2002 for other professional services such as tax return preparation, review of registration statements and consultation related to comment letters from the Securities and Exchange Commission. The Audit Committee has discussed the non-audit services provided by PricewaterhouseCoopers LLP and Mann Frankfort Stein & Lipp CPAs, L.L.P. and the related fees and has considered whether those services and fees are compatible with maintaining auditor independence.

General

         None of the hours expended on the engagement of Mann Frankfort Stein & Lipp CPAs, L.L.P. to audit the Company's financial statements for the fiscal year ended December 31, 2002, were attributed to work performed by persons other than Mann Frankfort Stein & Lipp CPAs, L.L.P. permanent, full-time employees.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for the fiscal year ended December 31, 2002:

         The Compensation Committee, which is comprised of non-employee directors of the Company, establishes the general compensation policies of the Company, establishes the compensation plans and compensation levels for officers and certain other key employees and administers the Company's stock option plan. The Committee also establishes salary ranges for officers and certain key employees, and generally approves specific amounts within those ranges on the recommendation of management.

         In establishing compensation policies, the Committee believes that total compensation of executive officers, as well as other key employees, should be competitive with other similar oil and gas companies or other business opportunities available to such executive officers and key employees while, within the Company, being fair and discriminating on the basis of personal performance. Periodic awards of stock options are intended to both retain executives and to motivate them to accomplish long-term growth objectives and improve long-term market performance.

         The Committee has from time to time retained outside compensation consultants to conduct compensation surveys and advise the Committee concerning compensation matters, and the Committee has surveyed the executive compensation levels of companies in the oil and gas industry that are similar to the Company.

         The Company seeks to relate a significant portion of the potential total executive compensation to the Company's financial performance. In general, executive financial rewards at Cheniere may be segregated into the following components: salary and stock-based benefits. The Committee has not awarded any bonus compensation, except for a December 2000 award of $100,000 and a November 2001 award of $50,000 to the Company's Chairman. Payment of the November 2001 award is contingent upon the occurrence of certain liquidity events.

         Base compensation for senior executive officers is intended to afford a reasonable degree of financial security and flexibility to those individuals who are regarded by the Committee as acceptably discharging the levels and types of responsibility implicit in their respective executive positions.

         The Committee is of the view that properly designed and administered stock-based incentives for senior executives closely align the executives' economic interests with those of stockholders and provide a direct continuing focus upon the goal of constantly striving to increase long-term stockholder value. Toward that goal, the Company established the Cheniere Energy, Inc. 1997 Stock Option Plan and has made periodic grants of stock options to its officers and other key employees. See "Management - Executive Compensation" and "Management - Option Grants."

         Chief Executive Officer's Compensation. The Committee determines the compensation of the Chief Executive Officer in substantially the same manner as the compensation of the other officers. In establishing the base salary for Mr. Reimer and the consulting fee for Mr. Souki for the 2002 fiscal year, the Committee assessed (i) the performance of the Company, (ii) total return to stockholders, (iii) progress toward implementation of the Company's strategic business plan and (iv) compensation levels of chief executive officers of similar companies in the oil and gas industry. The performance by the Company is measured by, among other things, corporate net earnings, revenues, growth in net underlying asset value, stock price and a comparison to similar companies in the oil and gas industry.

         Mr. Reimer served as President and Chief Executive Officer of the Company until his resignation on December 18, 2002. Mr. Reimer received a base salary at the rate of $180,000 per year. Effective December 19, 2002, Mr. Souki assumed the positions of President and Chief Executive Officer and receives a consulting fee of $240,000 per year.

         Omnibus Budget Reconciliation Act of 1993. Section 162(m) of the Omnibus Budget Reconciliation Act of 1993 limits the deductibility to the Company of cash compensation in excess of $1 million paid to the Company's chief executive officer and the next four highest paid officers during any fiscal year, unless such compensation meets certain requirements. During 2002, the Committee reviewed compensation programs in light of the requirements of this law. The Committee does not expect the law to impact the Company in 2003 or for the foreseeable future in any significant way, if at all.

                                   Members of the Compensation Committee
                                   Keith F. Carney, Chairman
                                   Paul J. Hoenmans
                                   John K. Howie

         Pursuant to SEC rules, this section of this Proxy Statement does not constitute "soliciting material" and should not be deemed "filed" with the SEC and is not incorporated by reference into the Company's Annual Report on Form 10-K or any other future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

Compensation Committee Interlocks and Insider Participation

         In addition to serving as a member of the Compensation Committee, Mr. Carney was formerly an officer of the Company. Mr. Carney served as Chief Financial Officer and Treasurer of the Company from July 1996 through November 1997 and Executive Vice President from 1997 through August 2001.

         In addition to serving as a director of the Company, several directors held positions as executive officers during the fiscal year ended December 31, 2002. Mr. Souki served as Chairman of the Board; Mr. Williams served as Vice Chairman of the Board. Mr. Reimer served as President and Chief Executive Officer until his resignation on December 18, 2002, at which time Mr. Souki assumed the additional positions of President and Chief Executive Officer.

Common Stock Performance Graph

         The following graph compares the cumulative total shareholder return on the Company's Common Stock against the S&P Oil and Gas (Exploration & Production) Index, and the Russell 2000 Index for the five years ended December 31, 2002. The Company's Common Stock began trading on the OTC Bulletin Board on July 3, 1996, moved to the NASDAQ SmallCap Market on April 11, 1997, again traded on the OTC Bulletin Board beginning December 14, 2000, and began trading on The American Stock Exchange on March 5, 2001. The graph was constructed on the assumption that $100 was invested in the Company's Common Stock, the S&P Oil and Gas (Exploration & Production) Index, and the Russell 2000 Index on December 31, 1997.

         Pursuant to SEC rules, this section of this Proxy Statement does not constitute "soliciting material" and should not be deemed "filed" with the SEC and is not incorporated by reference into the Company's Annual Report on Form 10-K or any other future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a filing. The stock price performance on the following graph is not necessarily an indicator of future stock price performance.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
  Among Cheniere Energy, Inc., S&P Oil & Gas (Exploration & Production) Index,
                             and Russell 2000 Index

                              [CHART APPEARS HERE]

                              12/31/1997   12/31/1998    12/31/1999     12/31/2000    12/31/2001    12/31/2002
                             ------------- ------------ -------------- ------------- ------------- --------------
Cheniere Energy, Inc.               $100          $48           $ 35          $ 34          $ 12           $ 16
S&P Oil & Gas (Exploration
& Production) Index                 $100          $68           $ 81          $130          $102           $101
Russell 2000 Index                  $100          $97           $116          $111          $112           $ 88

Certain Relationships and Related Transactions

         BSR Investments, Ltd. ("BSR"), an entity holding approximately 9.2% of the outstanding shares of the Company's Common Stock, is under the control of Nicole Souki, the mother of Charif Souki, Chairman of the Board of Directors, President and Chief Executive Officer. Charif Souki has been engaged, from time to time, as a consultant to BSR. Charif Souki disclaims beneficial ownership of all shares held by BSR.

         BSR purchased $2,000,000 of the notes issued in the Company's $4,000,000 December 1997 Bridge Financing and pledged a portion of its investment in Cheniere Common Stock to fund its participation. In conjunction with the financing, BSR received warrants to purchase 41,667 shares of the Company's common stock. On September 15, 1998, BSR received warrants to purchase an additional 100,000 shares of common stock as consideration for extending the maturity of the notes to that date. Also in September 1998, the exercise price of the warrants held by BSR was reduced from $9.50 to $6.00 per share as consideration to extend the maturity date of the notes to January 15, 1999. In March 1999, BSR exchanged notes payable of $2,000,000 for 694,445 shares of Cheniere Common Stock ($2.88 per share). In May 1999, BSR purchased from another note holder $240,000 in short-term notes payable by Cheniere. In July 1999, the Company repaid $120,000 to BSR at the time it repaid 50% of the outstanding balances on all of the notes issued in the December 1997 Bridge Financing. On September 30, 1999, BSR exchanged its remaining $120,000 note payable and $1,000 in accrued interest for 27,500 units ($4.40 per unit), each unit representing one share of common stock and one half warrant to purchase a share of common stock at an exercise price of $6.00 per share on or before September 30, 2002. In April 2000, the Company issued an additional 1,100 units, representing 1,100 shares of Common Stock and warrants to purchase 1,100 shares of Common Stock, to BSR pursuant to a price adjustment provision included in the September 1999 offering.

         All such transactions were approved by the Board of Directors of the Company, and the Company believes that each such transaction was on terms that were comparable to, or more favorable to the Company than, those that might have been obtained by the Company on an arm's length basis from unaffiliated parties.

                                  OTHER MATTERS

Required Vote

         Only holders of Common Stock as of the Record Date will be entitled to vote in person or by proxy at the meeting. A majority of issued and outstanding shares of Common Stock as of the Record Date represented at the meeting in person or by proxy will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Provided that a quorum is present at the meeting, (i) the six director nominees who receive the greatest number of votes cast for election by stockholders entitled to vote therefor will be elected directors, (ii) the proposed amendment to the Company's 1997 Stock Option Plan will require approval by a majority of shares entitled to vote thereon at the meeting and (iii) approval of Mann Frankfort Stein & Lipp CPAs, L.L.P. as independent accountants will require approval by a majority of shares represented in person or by proxy and entitled to vote at the annual meeting. Because broker non-votes are not considered "shares present" with respect to matters requiring the affirmative vote of a majority of shares represented in person or by proxy at the meeting, broker non-votes will not affect the outcome with respect to the proposed amendment to the Company's 1997 Stock Option Plan and the approval of Mann Frankfort Stein & Lipp CPAs, L.L.P. as independent accountants. Abstentions with respect to the proposed amendment to the Company's 1997 Stock Option Plan and the approval of Mann Frankfort Stein & Lipp CPAs, L.L.P. as independent accountants will have the same effect as a vote against approval thereof, but will have no effect with respect to the election of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

         Under Section 16(a) of the Exchange Act, directors, certain officers, and beneficial owners of 10% or more of any class of the Company's stock ("Reporting Persons") are required from time to time to file with the Securities and Exchange Commission and The American Stock Exchange reports of ownership and changes of ownership. Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of forms and written representations received from Reporting Persons by it with respect to the fiscal year ended December 31, 2002, the Company believes that all filing requirements applicable to the Company's officers, directors and greater than 10% stockholders have been met.

Stockholder Proposals

         Management anticipates that the Company's 2004 annual stockholders meeting will be held during May 2004. Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 2004 annual stockholders meeting must submit the proposal to the Company on or before December 24, 2003. Any such proposals should be timely sent to the Secretary of the Company, 333 Clay Street, Suite 3400, Houston, Texas 77002-4102. Such proposal must meet all of the requirements of the Securities and Exchange Commission to be eligible for inclusion in the Company's 2004 proxy materials. Furthermore, proposals by stockholders may be considered untimely if the Company has not received notice of the proposal at least forty-five days prior to the mailing of the proxy materials.

Availability of Annual Report

         The Company is including herewith a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which has been filed with the Securities and Exchange Commission in Washington, D.C. and is incorporated in this Proxy Statement by reference.

         The Company will furnish to any person any exhibits described in the list accompanying such report upon payment of reasonable fees relating to the Company's furnishing such exhibits. Requests for copies should be directed to the Company at 333 Clay Street, Suite 3400, Houston, Texas 77002-4102.


                                        By order of the Board of Directors,

                                             /S/ DON A. TURKLESON
                                             --------------------
                                             Don A. Turkleson
                                             Secretary

April 28, 2003

                                   APPENDIX A

                              CHENIERE ENERGY, INC.
                         Charter of the Audit Committee
                            of the Board of Directors

I. Effectiveness

     When approved by the Board of Directors of the Corporation (the "Board"), this Audit Committee Charter will supersede the Committee's previously existing charter in its entirety.

II. Function

     The function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities through regular or special meetings with management and the independent auditor on matters relating to

     - the Corporation's financial reporting in the Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K,

     -    the Corporation's system of internal controls,

     -    the Corporation's audit and accounting processes generally, and

     - the Corporation's systems and policies to comply with applicable laws and regulations.

     In carrying out this function, the Committee provides independent and objective oversight of the performance of the Corporation's financial reporting process, system of internal controls and legal and regulatory compliance system. The Committee will monitor the qualifications, independence and performance of the Corporation's internal and independent auditors and shall prepare the report required to be included in the Company's annual proxy statement (or any other report) under the rules of the Securities and Exchange Commission ("SEC"). The Committee provides for open, ongoing communication among the independent auditor, financial and senior management, internal auditors (if any), compliance officers (if any) and the Board concerning the Corporation's financial and compliance position and affairs.

     The Committee meets as frequently as necessary, but at a minimum it shall meet four times per year. The Committee shall conduct special meetings as determined by the Chairman of the Audit Committee or at the request of the President or Chief Financial Officer or the independent public accounting firm engaged by the Company to perform audit services on behalf of the Corporation (referred to in this Charter as the "independent auditor"). The Committee shall maintain minutes of all its meetings.

     The Committee maintains independence both in establishing its agenda and directly accessing various officers and employees of the Corporation. The Committee shall have the authority to meet with management, internal auditing personnel, the independent auditor or any other person in a separate independent session. For the transaction of any business at any meeting of the Committee, a majority of the members shall constitute a quorum. The Committee shall take action by the affirmative vote of a majority of the Committee members present at a duly held meeting. A Chairman of the Committee shall be designated by the Board.

     The Committee has the power to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

III. Committee Membership

     The Audit Committee is comprised of at least three Board members, none of whom has been an officer or employee of the Corporation, its subsidiaries or affiliates for the current year or any of the prior three years. Committee members are independent of management and free of any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a committee member. Each of the members of the Committee shall meet the requirements of being an "independent director" and "able to read and understand fundamental financial statements," as such qualifications are set forth in the rules of The American Stock Exchange and interpreted by the Board. In addition, at least one member of the Committee shall have past employment experience in finance or accounting or financial oversight responsibilities that results in such person having "financial sophistication," again as such qualification is set forth in the rules of The American Stock Exchange and interpreted by the Board.

IV. Responsibilities

     The Audit Committee's responsibility is oversight, and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements and complying with applicable laws and regulations. Additionally, the Committee recognizes that financial management (including the internal audit staff, if any), the independent auditor and the Corporation's compliance officers (if any) have more knowledge and more detailed information about the Corporation than do the members of the Committee. Consequently, in carrying out its oversight responsibilities it is not the duty of the Committee to plan or conduct audits or determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. It is also not the duty of the Committee to resolve disagreements, if any, between management and the independent auditor or to assure compliance with applicable laws and regulations.

     It is not the intent of this Audit Committee Charter to subject members of the Committee to any increased exposure to liabilities in excess of those generally imposed on members of the Board under applicable laws.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibility. The Committee shall have and may exercise all powers and authority of the Board in connection with carrying out its functions and responsibilities. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances. In carrying out its responsibilities, the Committee shall:

     A. Maintain a channel of communication between the Board and each of (i) the independent auditors, (ii) the Chief Financial Officer and (iii) the internal auditor (if any) and (iv) the chief compliance officer (if any) and provide sufficient opportunity for each to meet with the members of the Committee to discuss any matter within the scope of each of their respective responsibilities.

     B. Review the internal audit functions of the Corporation and consider, in consultation with the independent auditor and the Chief Financial Officer, the adequacy of the internal controls.

     C. Review with management and the independent auditor the financial information contained in the Corporation's Quarterly Report on Form 10-Q prior to its filing, the Corporation's earnings announcements prior to release, and the results of the independent auditor's review of interim financial information pursuant to SAS 71. This review may be conducted, either in person or by telephone conference call, by the entire Committee or an appropriate quorum thereof.

     D. Review with management and the independent auditor at the completion of the annual audit of the Corporation's financial statements included in the Annual Report on Form 10-K for the last fiscal year and prior to its filing:

          (1) the Corporation's annual financial statements and related footnotes;

          (2) the independent auditor's audit of the financial statements and their report;

          (3) any significant changes required in the independent auditor's examination plan;

          (4) any serious difficulties or disputes with management encountered during the course of the audit; and

          (5) other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards, including discussions relating to the independent auditor's judgments about such matters as the quality, not just the acceptability, of the Corporation's accounting practices and other items set forth in SAS 61 (Communication with Audit Committees) or other such auditing standards that may in time modify, supplement or replace SAS 61.

     E. Recommend to the Board whether the Corporation's annual audited financial statements and accompanying notes should be included in the Corporation's Annual Report on Form 10-K.

     F. Prepare and review the Audit Committee Report for inclusion in the proxy statement for the Corporation's annual meeting of shareholders. In addition to all of the other items required to be included in such report by the rules promulgated by the SEC or other applicable law, the Audit Committee Report must state whether the Audit Committee:

          (1) has reviewed and discussed the audited financial statements with management;

          (2) has discussed with the independent auditor the matters required to be discussed by SAS 61, as may be modified, supplemented or replaced;

          (3) has received the written disclosures from the independent auditor required by Independence Standards Board Standard No. 1, as may be modified, supplemented or replaced, and has discussed with the accountants their independence; and

          (4) has recommended to the Board of Directors, based on the review and discussions referred to in above items (1) through (3), that the Corporation's financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

     G. Maintain responsibility for the selection, evaluation and, where appropriate, replacement of the independent auditor, with selection for the ensuing calendar year being submitted to the shareholders for ratification or rejection at the annual meeting of shareholders.

     H. Review and approve the scope of the engagement of the independent auditor.

     I. Review the experience and qualifications of the senior members of the independent auditor's team and the quality control procedures of the independent auditor. Review and discuss with independent auditor the independence of the independent auditor, giving consideration to the range of audit and non-audit services performed.

     J. Approve in advance all non-audit services to be provided by the independent auditor and the fees for such services. The Committee may delegate to one or more members the authority to pre-approve auditing and non-auditing services that are otherwise permitted by law, provided, that such pre-approval shall be presented to the full Committee at its next scheduled meeting.

     K. Recognize that the independent auditor is ultimately accountable to the Committee.

     L. Review the scope and results of the annual audit, the report of the audit, any related management letter, management's responses to recommendations made by the independent auditor, reports of the internal auditor that are material to the Corporation as a whole, and management's responses to those reports.

     M. Ensure the annual receipt from the independent auditor of a formal written statement delineating all relationships between the independent auditor and the Corporation, consistent with Independence Standards Board Standard No. 1, actively engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountants and take, or recommend that the Board takes, appropriate action to oversee the independence of such auditor.

     N.   Review and approve the independent auditor's compensation.

     O. Review the appointment and replacement of the Chief Financial Officer and the chief compliance officer, if any.

     P. Consider major changes and other major questions of choice respecting the appropriate auditing and accounting practices to be used in the preparation of the financials when presented by the independent auditor or management.

     Q. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Corporation's financial statements.

     R. Review and approve procedures to receive and handle complaints of individuals, including employees, relating to financial and reporting practices.

     S. Review and reassess the adequacy of the audit committee charter on an annual basis.

     T.   Review and approve all related party transactions.

     U. Obtain reports from management and the independent auditor that the acts and conduct of the Corporation's executives are in conformity with applicable legal requirements.

     V. Review with outside legal counsel matters that may have a material impact on the financial statements, the Corporation's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     W.   Report to the Board as and when it deems necessary or desirable.

                                                                      APPENDIX B

                              CHENIERE ENERGY, INC.

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2003

The undersigned hereby appoints Jonathan S. Gross and Don A. Turkleson, and each of them, either one of whom may act without joinder of the other, each with full power of substitution and ratification, attorneys and proxies of the undersigned to vote all shares of Cheniere Energy, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held at Cheniere's offices at Three Allen Center, 333 Clay Street, Suite 3400, Houston, Texas on Thursday, June 12, 2003 at 10:00 a.m., Houston, Texas time, and at any adjournment thereof.

                    (To be Voted and Signed on Reverse Side)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                              CHENIERE ENERGY, INC.

                                  June 12, 2003

                 Please Detach and Mail in the Envelope Provided

A   Please mark your votes.

 1. ELECTION OF DIRECTORS                    WITHHOLD authority to    Nominees:     Nuno Brandolini
  FOR election (except as indicated below)   vote for all nominees                  Keith F. Carney
                                             listed at right                        Paul J. Hoenmans
                                                                                    John K. Howie
                                                                                    Charif Souki
                                                                                    Walter L. Williams

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line below.

-----------------------------


  2.  Approval of the amendment to the 1997 Stock Option Plan                              FOR    AGAINST    ABSTAIN
      increasing the total number of shares of Common Stock to 2,500,000.

  3.  Appointment of Mann Frankfort Stein & Lipp CPAs, L.L.P. as independent
      accountants for the fiscal year ending December 31, 2003.                            FOR    AGAINST    ABSTAIN

  4.  In their discretion, upon such other matters (including procedural and other matters relating to the conduct of the meeting) which may properly
      come before the meeting and any adjournment thereof.                                 FOR    AGAINST    ABSTAIN

      THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX DIRECTOR NOMINEES NAMED IN ITEM 1 AND FOR EACH OF THE PROPOSALS IDENTIFIED IN ITEMS 2, 3 AND 4.

      THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE.

Signature(s) of Stockholder: _________________________________________________
Dated this ____ day of _____________, 2003.

Note: Please sign exactly as your name appears on your stock certificate. When signing as executor, administrator, trustee or other representative, please give your full title. All joint owners should sign.

                                      B-1